[Thacher Proffitt LOGO]                              Thacher Proffitt & Wood LLP
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                                                     New York, NY  10281
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                            September 13, 2007

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York 10019

     Re:  Structured Asset Securities Corporation II, LB-UBS Commercial Mortgage
          Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series
          2007-C6, relating to Prospectus Supplement, dated August 24, 2007 (the
          "Prospectus Supplement") (including the related Prospectus, dated
          August 16, 2007 (the "Prospectus")

Ladies and Gentlemen:

     We have acted as counsel to Structured Asset Securities Corporation II, a
Delaware corporation (the "Depositor"), in connection with the offer and sale of the certificates described above (the "Certificates").

     In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary. We have also assumed the execution, authentication, offer and sale of the Certificates pursuant to and in accordance with the Prospectus, the related registration statement on
Form S-3 (the "Registration Statement") the related pooling and servicing agreement and the related underwriting agreement.

     In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended, and the laws of the
States of New York and, to the extent applicable, Delaware. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below.

     The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time.
Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based.

     Based upon and subject to the foregoing, it is our opinion that:

     1.   The Certificates have been duly authorized by the Depositor and, when the Certificates have been duly executed, authenticated and delivered by the trustee under, and in the manner contemplated by, the related pooling and servicing agreement, and paid for by and sold to the underwriters pursuant to the related underwriting agreement, the
          Certificates will be validly issued and outstanding,

New York, NY  Washington, DC  White Plains, NY  Summit, NJ  Mexico City, Mexico

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Structured Asset Securities Corporation II
September 13, 2007

          fully paid and non-assessable and entitled to the benefits provided by such pooling and servicing agreement.

     2.   The descriptions of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the Prospectus
          Supplement, and in the Prospectus to which the Prospectus Supplement relates, while not purporting to discuss all possible federal income tax consequences of investment in the Certificates, are accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm those descriptions as our opinions.

     We hereby consent to the filing of this opinion letter by the Depositor in a Current Report on Form 8-K. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Securities Act of
1933, as amended, or the rules and regulations of the Securities and Exchange
Commission issued thereunder, with respect to any part of the Registration
Statement, including this opinion as an exhibit or otherwise.

                                                 Very truly yours,

                                                 /s/ Thacher Proffitt & Wood LLP